UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 20, 2007
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 20, 2007, the Board of Directors of Tween Brands, Inc. (the “Company”) elected Kenneth T. Stevens as a Class B Director, with a term expiring at the 2007 Annual Meeting of Stockholders. Under his Offer Letter, dated January 8, 2007 (the “Offer Letter”), which was made a part of his Employment Agreement, effective January 29, 2007 (the “Employment Agreement”), the Company agreed to recommend Mr. Stevens to the Board of Directors as a nominee for election to the Board of Directors. The Offer Letter and Employment Agreement were filed as Exhibits 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K, dated January 17, 2007, which reported, among other items, Mr. Stevens’ employment with the Company as President and Chief Operating Officer, effective January 29, 2007.
(e) On February 20, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company took the following actions:
Fiscal 2007 Base Salaries
     The Compensation Committee established the base salaries of those officers of the Company who will be the “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for the 2007 annual meeting of stockholders. The base salaries of the Company’s executive officers, effective March 4, 2007, are as follows:

Name	Fiscal 2007 Base Salary
Michael W. Rayden	$1,050,000 (no change)
Chairman of the Board and
Chief Executive Officer

Kenneth T. Stevens[1]	$800,000
President and Chief Operating Officer

Scott M. Bracale	$500,000
President — Tween Brands Marketing Agency

Paul C. Carbone	$340,000
Senior Vice President — Finance

Gregory J. Henchel	$290,000
Senior Vice President and General Counsel

Sally A. Boyer[2]	$500,000
President and General Manager, Justice

[1]	Mr. Stevens joined the Company effective as of January 29, 2007. He is not currently a “named executive officer” (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for the 2007 annual meeting of stockholders, but is included for informational purposes.

[2]	Ms. Boyer’s position was determined to be no longer an executive officer of the Company on November 16, 2006; however, she is deemed to be a “named executive officer” because of the level of her total compensation and because she was deemed to be an executive officer of the Company for a portion of fiscal 2006.

Payouts under Incentive Compensation Plan for Fall 2006
     The Compensation Committee approved payouts (indicated below as a percentage of fiscal 2006 base salary) to the following “named executive officers” under the Company’s Incentive Compensation Plan (the “IC Plan”) for Fall Season 2006 (Q3 and Q4 of fiscal 2006) as follows:

Michael W. Rayden -	66%	Gregory J. Henchel -	22%
Scott M. Bracale -	38.5%	Sally A. Boyer -	38.5%
     These awards are weighted at 60% of the total amount of any cash rewards made under the IC Plan for fiscal 2006. Therefore, each of the payouts indicated above should be multiplied by 0.60 in order to determine the cash payout amount for Fall 2006.
     Mr. Carbone received a payout of $100,000, as the Company guaranteed him a minimum incentive compensation payment of $100,000 for Fall 2006.
Awards under Incentive Compensation Plan for the Spring Season 2007
     The Compensation Committee established the range of awards under the Incentive Compensation Plan for the Spring Season 2007 (Q1 and Q2 of fiscal 2007) for those officers deemed to be “named executive officers” (and, additionally, Mr. Stevens) who are eligible to receive cash incentives under the IC Plan for the Spring Season 2007 based upon objective financial performance criteria selected by the Compensation Committee. The cash incentive is based on a percentage of base salary if performance goals are met for the Spring Season 2007. The awards for the Spring Season 2007 are weighted at 40% and awards for the Fall Season 2007 will be weighted at 60%, respectively, of the total amount of any cash awards made under the IC Plan for fiscal 2007. The Compensation Committee determined that the performance criterion for the Spring Season 2007 will be the Company’s operating income, and approved the following threshold, target, and maximum payouts based on specified levels of operating income:

	Payout as a Percentage of Base Salary (x 40%)
	Threshold	Target	Maximum
Michael W. Rayden	24%	120%	240%
Kenneth T. Stevens[3]	100%	100%	200%
Scott M. Bracale	14%	70%	140%
Paul C. Carbone	8%	40%	80%
Gregory J. Henchel	8%	40%	80%
Sally A. Boyer	15%	75%	150%
     No payment will be made for performance below the threshold level of operating income or above the maximum level of operating income.

[3]	The Company has guaranteed that Mr. Stevens shall receive a minimum incentive compensation payment of $320,000 (100% target) for Spring Season 2007 provided that he is employed by the Company during such season and on the date of payment of the incentive compensation for such season.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: February 26, 2007	By:	/s/ Paul C. Carbone
Paul C. Carbone
Senior Vice President — Finance
(Principal Financial and Accounting Officer)